Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•	the Registration Statement on Form S-3 (No. 333-202354);

•	the Registration Statements on Form S-8 (Nos. 333-212376; 333-204453; 333-198405; 333-157085; 333-133566; 333-121513; 333-102043; 333-02875; 333-167797; and 333-153771)

of Bank of America Corporation of our report dated February 24, 2016, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of changes in segments discussed in Note 1, as to which the date is August 1, 2016, and except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in the manner in which the company accounts for the amortization of premiums and the accretion of discounts related to certain debt securities as discussed in Note 1, as to which the date is November 1, 2016, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

Charlotte, North Carolina
November 1, 2016